POWER OF ATTORNEY
        Know all by these presents, that the undersigned hereby constitutes and appoints each of Richard King, James Welch, Christopher Whitmore and Mark Weeks, or either of them signing singly, and with full power of substitution,
the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a)
of the Securities Exchange Act of 1934 or
any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer, director
and/or more than 10% stockholder of AcelRx Pharmaceuticals, Inc.
(the "Company"), Forms 3, 4, and 5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934
and the rules thereunder;

(3) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or
desirable to complete and execute any such
Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the
SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever
in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the undersigned,
it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as
such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
This Power of Attorney supersedes any prior power of attorney granted by the undersigned with respect to Forms 3, 4, and 5.

        IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 9th day of December, 2013

/s/ Richard Afable
Richard Afable